UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ACELYRIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter mailed to stockholders of ACELYRIN, Inc. together with the Definitive Proxy Statement:

YOUR VOTE IS IMPORTANT

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING FOR THE STRATEGIC MERGER TODAY

April 4, 2025

Dear Fellow Stockholders,

On May 13, 2025, ACELYRIN, Inc. (the “Company”) will hold a Special Meeting of Stockholders to consider the proposed merger between the Company and Alumis Inc. (Nasdaq: ALMS).

The ACELYRIN Board of Directors (the “Board”) believes this strategic merger, which delivers significant value for each share that you own while also providing the opportunity to participate in the upside potential of the combined company, is in the best interests of the Company and its stockholders. The Board recommends that you vote “FOR” the proposal to approve the Alumis merger on the enclosed proxy card today. Your vote is important, regardless of the number of shares you own – not voting will have the same effect as voting against the strategic merger.

THE ALUMIS MERGER PROVIDES SIGNIFICANT POTENTIAL UPSIDE

FOR ACELYRIN STOCKHOLDERS

ACELYRIN launched as a public company in May 2023 based on Phase 2b/3 Part A data for Izokibep (Izo) in Hidradenitis Suppurativa (HS). While initial indications were positive, Izo failed to meet the primary endpoint in Part B of the Phase 2b/3 study in HS in September 2023. Since that time, ACELYRIN shares have been under significant pressure, declining 89% from its IPO price to the last closing price prior to the Alumis merger announcement on February 6, 2025.

The market has valued ACELYRIN at less than cash value despite ACELYRIN’s promising lead product Lonigutamab, which has the potential to be a best-in-class next-generation subcutaneous anti-IGF-1R therapy in Thyroid Eye Disease (TED).

COMBINATION CREATES A LEADING CLINICAL-STAGE IMMUNOLOGY COMPANY

WITH A DIVERSIFIED PORTFOLIO OF PRODUCT CANDIDATES

A combination with Alumis is expected to be significantly value accretive to ACELYRIN stockholders as a result of synergies and scale to be achieved through the proposed merger, including the shared ownership of a more diversified portfolio of product candidates. The merger provides the opportunity to participate in the potential upside from Phase 3 data for Alumis’ lead program expected in 1Q26 and our combined differentiated pipeline with multiple upcoming milestones expected, with ACELYRIN stockholders retaining significant (~45%) ownership of the combined company, on a fully diluted basis.

Importantly, the combined company will benefit from a proven leadership team with a track record of operating discipline and capital efficiency – making Alumis the right partner for ACELYRIN to continue a clinical development plan for Lonigutamab.

•	The Alumis team has significant experience in optimizing PK/PD and target product profile

•

They also have meaningful ophthalmology expertise, including its Chief Commercial Officer who is the former SVP of Commercial Strategy at Amgen and Horizon who was responsible for overseeing Amgen / Horizon’s TEPEZZA franchise

•	The team brings to bear R&D success as well as a proprietary data and analytics platform to support pipeline advancement

In addition, members of ACELYRIN’s current Lonigutamab team – spanning clinical, chemistry, manufacturing and controls, and regulatory roles – are expected to join Alumis upon transaction close to provide insight, expertise, and to continue driving the therapy’s development.

INDEPENDENT BOARD COMMITTEE RAN A THOROUGH PROCESS TO REVIEW MULTIPLE ALTERNATIVES AND OPTIMIZE TERMS FROM ALUMIS

The merger agreement represents the culmination of a thorough, strategic review process by your Board to determine the most value maximizing path forward for ACELYRIN. The initial review process began in the second quarter of 2024 and was spearheaded by an independent and highly accomplished transaction committee (the “Transaction Committee”) with extensive financial and biopharmaceutical company executive experience.

Prior to signing the definitive merger agreement, the Transaction Committee interacted with approximately 25 different counterparties over approximately 7 months and explored a wide variety of potential transactions. While engaged in advanced talks with Alumis, the Transaction Committee secured multiple improvements in deal terms.

The Board also carefully evaluated two additional offers which emerged post signing of the definitive merger agreement. Following hearing of a media leak, one of the parties determined not to pursue its initial proposal. As it relates to the proposal received on February 20, 2025 from Concentra Biosciences, LLC, of which Tang Capital Partners, LP is the controlling stockholder (the “Tang Proposal”), the Board discussed the following considerations:

•	The potential value to ACELYRIN stockholders from the continued development of the Lonigutamab program by the post-closing combined company through the planned merger with Alumis

•

The potential benefits to ACELYRIN stockholders of the increased scale and complementary attributes of the combined company through the Alumis merger. This included the differentiated and late-stage portfolio, the significant capital of the combined company, and the depth and experience of the combined company’s leadership team as well as other cost synergies

•

The Board also considered the additional potential value that would be delivered to ACERLYRIN stockholders by receiving equity in the post-closing combined company as compared to the specified cash and CVR value presented by the Tang Proposal

After a thorough evaluation, the Board believes that the planned merger with Alumis represents the most value maximizing path forward for ACELYRIN stockholders.

Your Vote is Important – Not Voting is the Same as Voting Against the Strategic Merger

VOTE “FOR” THE PROPOSED STRATEGIC MERGER TODAY

As an ACELYRIN stockholder, your choice is clear: vote for compelling value with significant upside potential.

Your Board recommends that you vote “FOR” the Merger Agreement Proposal. Your vote is important, no matter how many shares you own. Please vote today.

We thank you for your continued support.

Sincerely,

The ACELYRIN Board of Directors

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of management of Alumis and ACELYRIN in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than statements of historical facts, including express or implied statements regarding the proposed Merger; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Alumis contemplated by the Merger Agreement; the expected timing of the closing of the proposed Merger; the ability of the parties to complete the proposed Merger considering the various closing conditions; the expected benefits of the proposed Merger; the sufficiency of the combined company’s capital resources; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed Merger may not be completed in a timely basis or at all, which may adversely affect Alumis’ and ACELYRIN’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed Merger, including stockholder approvals by both Alumis’ stockholders and ACELYRIN’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the transaction; (iii) the effect of the announcement, pendency or completion of the proposed Merger on each of Alumis’ or ACELYRIN’s ability to attract, motivate, retain and hire key personnel and maintain relationships with partners, suppliers and others with whom Alumis or ACELYRIN does business, or on Alumis’ or ACELYRIN’s operating results and business generally; (iv) that the proposed Merger may divert management’s attention from each of Alumis’ and ACELYRIN’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed Merger or otherwise, or the impact of the proposed Merger thereupon, including resulting expense or delay; (vi) that Alumis or ACELYRIN may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Alumis or ACELYRIN to pay a termination fee; (viii) the risk that restrictions during the pendency of the proposed Merger may impact Alumis’ or ACELYRIN’s ability to pursue certain business opportunities or strategic transactions; (ix) the risk that the anticipated benefits and synergies of the proposed Merger may not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, economic, competitive and technological changes; (xi) risks relating to the value of Alumis securities to be issued in the proposed Merger; (xii) the risk that integration of the proposed Merger post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; (xiii) the effect of the announcement, pendency or completion of the proposed Merger on the market price of the common stock of each of Alumis and ACELYRIN; (xiv) the implementation of each of Alumis’ and ACELYRIN’s business model and strategic plans for product candidates and pipeline, and challenges inherent in developing, commercializing, manufacturing, launching, marketing and selling potential existing and new products and product candidates; (xv) the scope, progress, results and costs of developing Alumis’ and ACELYRIN’s product candidates and any future product candidates, including conducting preclinical studies and clinical trials, and otherwise related to the research and development of Alumis’ and ACELYRIN’s pipeline; (xvi) the timing and costs involved in obtaining and maintaining regulatory approval for Alumis’ and ACELYRIN’s current or future product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product; (xvii) the market for, adoption (including rate and degree of market acceptance) and pricing and reimbursement of Alumis’ and ACELYRIN’s product candidates, if approved, and their respective abilities to compete with therapies and procedures that are rapidly growing and evolving; (xviii) uncertainties in contractual relationships, including collaborations, partnerships, licensing or other arrangements and the performance of third-party suppliers and manufacturers; (xix) the ability of each of Alumis and ACELYRIN to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; (xx) Alumis’ ability to successfully integrate ACELYRIN’s operations and personnel; and (xxi) potential delays in initiating, enrolling or completing preclinical studies and clinical trials.

These risks, as well as other risks related to the proposed Merger, are described in the registration statement on Form S-4 (as amended, the “Registration Statement”) filed by Alumis with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on April 4, 2025, and the joint proxy statement/prospectus of Alumis and ACELYRIN included therein (the “Joint Proxy Statement/Prospectus”). While the list of factors presented here and the list of factors to be presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Alumis’ and ACELYRIN’s respective periodic reports and other filings with the SEC, including the risk factors identified in Alumis’ and ACELYRIN’s most recent Annual Reports on Form 10-K. The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning Alumis and ACELYRIN and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers should also carefully review the risk factors described in other documents Alumis and ACELYRIN file from time to time with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. ACELYRIN assumes no obligation and does not intend to update these forward-looking statements, even if new information becomes available in the future, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, Alumis filed the Registration Statement, which includes the Joint Proxy Statement/Prospectus, with the SEC. The definitive Joint Proxy Statement/Prospectus was mailed or otherwise made available to stockholders of Alumis and ACELYRIN on or about April 4, 2025.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF ALUMIS AND THE COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the Joint Proxy Statement/Prospectus and other documents filed by Alumis and ACELYRIN with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Alumis are available free of charge under the SEC Filings heading of the Investor Relations section of Alumis’ website at investors.alumis.com. Copies of the documents filed with the SEC by ACELYRIN are available free of charge under the Financials & Filings heading of the Investor Relations section of ACELYRIN’s website investors.acelyrin.com.

Participants in the Solicitation

Alumis and ACELYRIN and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information about Alumis’ directors and executive officers and ACELYRIN’s directors and executive officers is set forth in the Joint Proxy Statement/Prospectus. Investors should read the Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.